November 30, 1988                                           $480,000.00


                              PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned (the "BORROWER") promises to pay to the order of Mercantile-Safe Deposit and Trust Company (the "BANK") at the BANK'S offices at Two Hopkins Plaza, Baltimore, Maryland 21201 or at such other place as the holder of this Note may from time to time designate, the principal sum of Four Hundred Eighty Thousand Dollars ($480,000.00) together with interest thereon at the rate here-inafter provided and any and all other sums which may be owing to the holder of this Note by the BORROWER, according to the repayment schedule set forth in Section 2 hereof, but in no event later than November 2003, which is the final and absolute due date of this Note, or on such earlier date specified by the BANK if this Note is called pursuant to
Section 6 or accelerated pursuant to Section 8 hereof. The following terms shall apply to this Note.

     1.  Interest Rate.  Until all sums due and owing hereunder have been
         -------------
paid in full, interest shall accrue on the unpaid balance hereunder at a floating rate, obtained by adding one (1) percentage point to the prime rate of interest declared by the BANK from time to time, such rate to be adjusted on any day on which a change in the BANK'S prime rate of interest is effective. The prime rate of interest as used herein refers to that interest rate set by the BANK from time to, time as an interest rate for borrowings. The prime rate is one of several interest rate bases used by the BANK. The BANK lends at rates above and below the prime rate.

     2.  Repayment.  The unpaid principal balance of this Note shall be
         ---------
repaid in equal, monthly installments of Two Thousand Six Hundred Sixty-seven Dollars ($2,667.00), together with interest on the outstanding principal balance hereof at the applicable rate, beginning on January 1, 1989 and continuing on the first day of each succeeding calendar month until the final and absolute due date of this Note, at which time the entire outstanding principal amount hereof, together with any accrued and unpaid interest, as well as any other fees and charges due here-under, shall be due and payable in full.

     3.  Calculation of Interest.  Interest shall be calculated on the
         -----------------------
basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid principal balance.

     4.  Application of Payments.  All payments made hereunder, except
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principal installments timely paid on the dates set forth in Section 2, shall be applied first to late penalties or other sums owing the holder, next to accrued interest, and then to principal, or in such other order of application as the holder hereof may elect.

     5.  Optional Prepayment; Penalty.  From and after November 30,
         ----------------------------
1989, the unpaid principal balance of this Note may be prepaid in whole or in part at any time without penalty or additional interest. Until such date this Note may not be prepaid without consent of the BANK.

     6.  Mandatory Prepayment.  This Note is subject to mandatory pre-
         --------------------
payment at the option of the BANK, in whole or in part, together with all unpaid interest accrued hereunder to the date of prepayment, and together with all other fees and charges due hereunder without premium or penalty, on November 30, 1993 and on each November 30 thereafter until maturity. The BANK shall give BORROWER at least ninety (90) days' written notice of intent to require prepayment in accordance with the terms hereof.

     7.  Late Payment Penalty.  Should any payment of interest or
         --------------------
principal, or both, due hereunder be received by the holder of this Note more than fifteen (15) days after its due date, the BORROWER shall pay a late payment penalty equal to five percent (5%) of the amount then due for each month or portion of a month until paid.

     8.  Acceleration Upon Default.  At any time after a default in the
         -------------------------
payment of any installment of interest, or of principal, or both, or in the payment of any other sums due hereunder, or upon a default in the performance of any of the covenants, conditions, or terms of the Loan Agreement of even date herewith between the BANK and the BORROWER, or in any other document executed in connection herewith or therewith (collectively the "Loan Documents"), the BANK may, in the BANK'S sole and absolute discretion, and without notice or demand (unless otherwise specifically required tinder an applicable Loan Document) declare the entire unpaid balance of principal plus accrued interest and any other sums due hereunder immediately due and payable, and all such amounts shall thereupon be immediately due and payable.

     9.  Default Interest Rate.  Upon a default in the payment of any
         ---------------------
amount due under this Note, or in the performance of any of the covenants, conditions, or terms of the Loan Documents, and after the expiration of any specifically provided grace period, and unless and until cured, the BANK may raise the rate of interest accruing on the disbursed unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether the BANK elects to accelerate the unpaid principal balance as a result of such default.

     10. Confession of Judgment; Jurisdiction and Venue.  Upon any
         ----------------------------------------------
default hereunder or under the Loan Documents and after the expiration of any specifically provided grace period, the BORROWER authorizes any attorney admitted to practice before any court of record in the United States to confess judgment on behalf of the BORROWER against the BORROWER in the full amount due on this Note, plus attorney's fees of ten percent (10%) of such amount. The BORROWER consents to the exercise of personal jurisdiction over the BORROWER by the courts of the State of Maryland and agrees that jurisdiction and venue shall be proper in any County of the State of Maryland or in Baltimore City, or in the United States District Court for the District of Maryland, as well as in any court of competent jurisdiction in the States of Florida and Pennsyl-vania, in addition to any other court where jurisdiction and venue may be proper. The BORROWER waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the BORROWER any right or privilege of exemption, appeal, stay of execution, or supplementary proceedings, or other relief from the en-forcement or immediate enforcement of a judgment or related proceedings on a judgment.

     11. Interest Rate After Judgment.  If judgment is entered against
         ----------------------------
the BORROWER on this Note, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees and costs) shall bear interest at the highest rate authorized under this Note as of the date of entry of the judgment.

     12. Expenses of Collection.  Should this Note be referred to an
         ----------------------
attorney for collection, whether or not judgment has been confessed or suit has been filed, the BORROWER shall pay all of the BANK'S actual costs, fees of the principal and interest then due and expenses resulting from such referral. These costs shall include the actual expense of counsel incurred at any time by the BANK in enforcing its rights hereunder.

     13. Waiver of Protest.  The BORROWER, and each every party to
         -----------------
this Note, whether maker, indorser, guarantor, waives presentment, demand for payment, notice dishonor and protest.

     14. Extensions of Maturity.  All parties to this Note, whether
         ----------------------
maker, indorser, or guarantor, agree that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

     15. Commercial Loan.  The BORROWER warrants that this Note is the
         ---------------
result of a commercial loan transaction.

     16. Security.  This Note is secured as provided in the Loan Docu-
         --------
ments.

     17. Waiver.  No waiver of any power, privilege, right or remedy
         ------
(hereinafter collectively referred to as "Rights") hereunder shall be effective unless in writing. No delay on the part of the BANK in ex-ercising any Rights hereunder, or under any other instrument executed by the BORROWER or any other party in connection with the transaction (including the Loan Documents) shall operate as a waiver thereof, and no single or partial exercise of any such Rights (including acceptance of late payments by the BANK) shall preclude other or further exercise thereof, or the exercise of any other Rights. Waiver by the BANK of any default by the BORROWER, or any other party, shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. If any provision or part of any provision of this Note shall be contrary to any law which the BANK might seek to apply or enforce, or should otherwise be defective, the other provisions, or parts of such provisions, of this Note shall not be affected thereby, but shall continue in full force and effect. All Rights of the BANK hereunder are irrevocable arid cumulative, and not alternative or ex-clusive, and shall be in addition to all Rights given hereunder or in or by any other instrument or any laws now existing or hereafter enacted.

     18. Notices.  All notices required o r permitted hereunder shall be
         -------
in writing and delivered personally or made by addressing the same to the party to whom directed at the following addresses by registered or certified mail, return receipt requested:

     If to the BANK:

           Mercatitile-Safe Deposit
           and Trust Company
           Two Hopkins Plaza
           Baltimore, Maryland 21201
           Attn:  Stephen D. Palmer
     with copies to:

           Christopher J. Fritz, Esquire
           Gallagher, Evelius & Jones
           Park Charles - Suite 400
           218 N. Charles Street
           Baltimore, Maryland 21201

     If to the Borrower:

           Dialysis Corporation of America
           402 Marvel Court
           Easton, Maryland 21601
           Attn:  Barton L. Pelstring

     With copies to:

           David R. Thompson, Esquire
           Earnest & Cowdrey, P.A.
           130 N. Washington Street
           Easton, Maryland 21601

Either party may change the address to which notices are to be sent by a writing directed to the other party in the manner aforesaid.
Unless otherwise specifically provided, all notices hereunder given by mail, as aforesaid, shall be deemed delivered when deposited in a United States Post Office, general or branch, or an official mail depository, maintained by the U.S. Postal Service, enclosed in a registered or certified prepaid wrapper addressed as above. provided, except notice of change of address shall be deemed served when received.

     19. Choice of Law.  This Note shall be governed, construed and
         -------------
enforced in accordance with the law of the State of Maryland. The BORROWER acknowledges and warrants that this Note is to be treated for all purposes, including choice of law purposes, as though it was executed and delivered within the geographic boundaries of the State of Maryland, even if it was, in fact, executed and delivered elsewhere.

     20. Invalidity of Any Part.  If any provision or part of any
         ----------------------
provision of this Note, or the application thereof to any facts or circumstances, shall for any reason be held invalid, illegal, or unen-forceable in any respect, such invalidity, illegality, or unenforce-ability shall not affect any other provisions or the remaining part of any effective provisions of the Note, or the application of any provisions hereof to other facts or circumstances, and this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

WITNESS                            THE BORROWER:

                                   Dialysis corporation of
                                     America

/s/ Phylis O. Pope                     /s/ Barton L. Pelstring
-----------------------------      By:----------------------------(SEAL)
                                       Barton L. Pelstring,
                                       President


/s/ Jamie A. Palz                      /s/ Dennis W. Healey
-----------------------------      By:----------------------------(SEAL)
                                       Dennis W. Healey,
                                       Secretary/Treasurer

11/14/88
CJF/18701